EXHIBIT 23.1


Consent of Independent Auditors

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-81893) pertaining to the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan of our report dated January 18, 2001, except for Note 11, as to which the date is February 15, 2001, with respect to the consolidated financial statements of Providian Financial Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

San Francisco, California
September 27, 2001